UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 28, 2013

Digital River, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Eden Prairie, MN (Address of principal executive offices)	55344 (Zip Code)

(952) 253-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2013, David C. Dobson accepted an offer to serve as the Company’s Chief Executive Officer, commencing February 28, 2013.  Mr. Dobson was also elected to the Board of Directors of the Company, effective February 28, 2013.

Thomas F. Madison, who served as Interim Chief Executive Officer commencing November 1, 2012, stepped down from that position upon the commencement of Mr. Dobson’s employment.  Mr. Madison, a current director of the Company, will serve as non-executive Chairman of the Board, effective February 28, 2013.  Mr. Madison has also been appointed to the Company’s Compensation Committee, effective February 28, 2013.  He served on that committee prior to his appointment as Interim Chief Executive Officer but resigned from the committee in connection with his appointment as Interim Chief Executive Officer.

Mr. Dobson, age 50, has been a self-employed business consultant and private investor since July 2012.  He served as Executive Vice President and Group Executive, Customer Solutions Group for CA, Inc. (CA), a leading enterprise information technology management software and solutions company, from July 2010 to July 2012, where he was responsible for managing CA’s broad portfolio of products and solutions for mainframe, distributed and cloud computing environments. Prior to joining CA, Mr. Dobson served as Executive Vice President and Chief Strategy and Innovation Officer of Pitney Bowes Inc. (Pitney Bowes), a manufacturer of software and hardware and a provider of services related to documents, packaging, mailing and shipping, where he was responsible for leading the development of the company’s long-term strategy from June 2008 to July 2009.  In addition, he also served as President of Pitney Bowes Management Services, Inc., a wholly owned subsidiary of Pitney Bowes Inc., from August 2009 to July 2010.  Prior to joining Pitney Bowes, he was Chief Executive Officer of Corel Corporation, a computer software company specializing in graphics processing, from 2005 to 2008.  Before joining Corel Corporation, Mr. Dobson spent 19 years at IBM, where he held a number of senior management positions.

In connection with his employment, the Company and Mr. Dobson entered into an Employment Agreement and an Employee Retention and Motivation Agreement.  The term of the Employment Agreement commences on February 28, 2013 (“Commencement Date”) and continues until terminated by either party. Mr. Dobson’s annual Base Salary will be not less than $600,000, and he will be eligible for a Target Bonus of up to 100% of his Base Salary.  Mr. Dobson’s fiscal year 2013 Target Bonus will be pro-rated for the period commencing on the Commencement Date, and will be payable without regard to achievement of performance goals.  As an inducement to his employment, Mr. Dobson also received a restricted stock grant for 192,982 shares of common stock (having a market value of $2,750,000 on the Commencement Date) and performance stock awards for 196,492 shares of common stock (having a market value of $2,800,000 on the Commencement Date).  The restricted stock grant will vest in four equal annual installments on the first, second, third and fourth anniversaries of the Commencement Date, subject to Mr. Dobson’s continued employment.  The performance stock award will be earned and vest in accordance with the following schedule: (A) 25% of the award will be earned based upon the achievement of the Company’s three-year total shareholder return (TSR) performance test for the three-year period ending December 31, 2015, and if earned will vest in one installment at the end of the three-year performance period; (B) 25% of the award will be earned based upon the achievement of the Company’s 2013 corporate performance objectives (50% based on revenue objectives and 50% based on operating income objectives), and, if earned, will vest in three equal annual installments on the first, second and third anniversaries of the Commencement Date, and (C) 50% of the award will be earned based upon the achievement of positive net income for fiscal year 2013, and if earned will vest in four equal annual installments on the first, second, third and fourth anniversaries of the Commencement Date.  Mr. Dobson will be eligible for future equity awards as customarily granted to executive officers beginning in fiscal year 2014, determined in the sole discretion of the Compensation Committee.  The Company will also provide Mr. Dobson a housing allowance of up to $3,500 per month pending the relocation of his primary residence to the Minneapolis, Minnesota metropolitan area.

Pursuant to the Employment Agreement, Mr. Dobson has been elected to the Company’s Board of Directors effective on the Commencement Date.  The Employment Agreement provides that Mr. Dobson will be considered as a candidate for re-election to the Board at each annual meeting of the Company’s stockholders during the period of his employment.

The Employment Agreement provides that, if Mr. Dobson’s employment is terminated by the Company for any reason except upon his death or disability or for Cause, or if Mr. Dobson resigns for Good Reason, as more fully described in the Employment Agreement (other than a termination or resignation following a Change in Control of the Company), he will be entitled to termination payments equal to his base annual salary rate at the time of termination plus his Target Bonus rate for (i) a period of eighteen (18) months if such termination occurs within twelve (12) months after the Commencement Date, and (ii) a period of twelve (12) months if such termination occurs more than twelve (12) months after the Commencement Date.  Mr. Dobson will also be entitled to a continuation of certain employee benefits for the applicable severance period. Mr. Dobson’s cash severance will be payable in installments on the Company’s regular payroll dates during the severance period, provided that if Mr. Dobson is considered a “specified employee” within the meaning of Section 409A of the Internal Revenue Code, no payment will be made until at least six months following termination of his employment.

The Employee Retention and Motivation Agreement provides that, effective immediately upon a Change in Control of the Company, (i) all outstanding stock options held by Mr. Dobson will accelerate and become fully exercisable, and all shares of restricted equity held by him will become non-forfeitable and all restrictions will lapse, and (ii) his annual cash bonus for the year in which the Change in Control occurs will be fixed at his Target Bonus level as in effect immediately prior to the Change in Control, and a pro-rated portion of such bonus (based on the number of calendar days in the fiscal year to which the bonus relates which have elapsed prior to the date of the Change in Control) will be paid to him within thirty (30) days after the Change in Control.  In addition, if within twelve (12) months after a Change in Control of the Company Mr. Dobson’s employment is terminated by the Company for any reason except upon his death or disability or for Cause, or if Mr. Dobson resigns for Good Reason, as more fully described in the Employee Retention and Motivation Agreement, he will be entitled to termination payments equal to (A) one hundred fifty percent (150%) of his annual Base Salary and Target Bonus, if such termination occurs within twelve (12) months after the Commencement Date set forth in the Employment Agreement, and (B) one hundred percent (100%) of his annual Base Salary and Target Bonus, if such termination occurs more than twelve (12) months after the Commencement Date.  Such severance payments will be paid in a lump sum within thirty (30) days of the effective date of such termination, provided that if Mr. Dobson is considered a “specified employee” within the meaning of Section 409A of the Internal Revenue Code, such payment will not be made until at least six months following termination of his employment.

Mr. Dobson also has agreed not to compete with the Company for a period of eighteen (18) months following termination of his employment as described above in countries or territories where the Company conducts its business.

The terms of Mr. Dobson’s employment, including the equity awards, were approved by the Company’s Board of Directors upon the recommendation of the Compensation Committee.

Mr. Dobson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release announcing Mr. Dobson’s employment, which is included as Exhibit 99.1 to this Current Report, is also incorporated by reference into this Item 5.02.

Item 8.01.             Other Events.

Compensation of Non-Employee Directors

On February 28, 2013, the Board of Directors approved the 2013 compensation program for our non-employee directors.  For 2013, each non-employee director will receive an annual cash retainer in the amount of $60,000.  Additional cash retainers will be paid for service as the Board’s non-executive chairman of the Board or as the chairman or a member of the Board’s committees, as follows:

•                           The Board’s non-executive chairman will receive a retainer of $50,000.

•                           The Audit Committee chairman will receive a retainer of $20,000 and non-chair members of the Audit Committee will receive a retainer of $5,000.

•                           The Compensation Committee chairman will receive a retainer of $15,000 and non-chair members of the Compensation Committee will receive a retainer of $4,000.

•                           The Nominating and Governance Committee chairman will receive a retainer of $10,000.

All cash retainers will be payable in quarterly installments.

In addition to the annual cash retainers, each non-employee director will receive a restricted stock grant at the date of the annual meeting of stockholders for a number of shares having a fair market value at the date of grant of $140,000.  These restricted stock grants will vest one year after the date of grant.  Each director may elect, at the date of grant, to defer delivery of 50% or 100% of the vested shares until the conclusion of his service on the Board.  In the event of a change in control of the Company, these restricted stock grants, together with previous restricted stock grants to the non-employee directors, will become fully vested.

In addition, the directors will be reimbursed for out-of-pocket costs and expenses incurred in connection with Board or committee business, including travel and other expenses incurred in order to attend meetings.

The Board retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its consultant to provide advice to the Board regarding compensation of non-employee directors.  In connection with the Board’s consideration of the director compensation program, the consultant compiled and analyzed data from a peer group of companies with respect to director compensation.

Compensation of Executive Officers

On February 28, 2013, the Board and the Compensation Committee made determinations with respect to the compensation of our executive officers for fiscal 2013 and reviewed bonuses paid under our Performance Bonus Plan for fiscal 2012.

Thomas M. Donnelly, President.  Mr. Donnelly’s salary remains unchanged at $360,000 per year.  Mr. Donnelly was granted a performance-based award for 87,500 shares, which will be earned and vest in accordance with the following schedule: (A) 50% of the award will be earned based upon the achievement of the Company’s three-year total shareholder return (TSR) performance test for the three-year period ending December 31, 2015, and if earned will vest in one installment at the end of the three-year performance period; and (B) 50% of the award will be earned based upon the achievement of positive net income for fiscal year 2013, and if earned will vest in three equal annual installments on the first, second and third anniversaries of the grant date.  In accordance with our Performance Bonus Plan, Mr. Donnelly earned a cash bonus based on our performance for the fiscal year ended December 31, 2012 of $94,723, which was 17.5% of the target bonus amount.

Stefan B. Schulz, Chief Financial Officer.  Mr. Schulz’s salary was increased from $300,000 per year to $330,000 per year, effective March 1, 2013.  Mr. Schulz was granted a performance-based award for 54,930 shares, which will be earned and vest in accordance with the following schedule: (A) 50% of the award will be earned based upon the achievement of the Company’s three-year total shareholder return (TSR) performance test for the three-year period ending December 31, 2015, and if earned will vest in one installment at the end of the three-year performance period; and (B) 50% of the award will be earned based upon the achievement of positive net income for fiscal year 2013, and if earned will vest in three equal annual installments on the first, second and third anniversaries of the grant date.  In accordance with our Performance Bonus Plan, Mr. Schulz earned a cash bonus based on our performance for the fiscal year ended December 31, 2012 of $52,624, which was 17.5% of the target bonus amount.

Kevin L. Crudden, Senior Vice President and General Counsel.  Mr. Crudden’s salary was increased from $275,000 per year to $290,000 per year, effective March 1, 2013.  Mr. Crudden was granted a performance-based award for 41,320 shares, which will be earned and vest in accordance with the following schedule: (A) 50% of the award will be earned based upon the achievement of the Company’s three-year total shareholder return (TSR) performance test for the three-year period ending December 31, 2015, and if earned will vest in one installment at the end of the three-year performance period; and (B) 50% of the award will be earned based upon the achievement of positive net income for fiscal year 2013, and if earned will vest in three equal annual installments on the first, second and third anniversaries of the grant date.  In accordance with our Performance Bonus Plan, Mr. Crudden earned a cash bonus based on our performance for the fiscal year ended December 31, 2012 of $36,179, which was 17.5% of the target bonus amount.

The Compensation Committee retained Cook & Co. as its consultant to provide advice to the Committee regarding compensation of executive officers.  The consultant compiles information regarding executive compensation, including advice regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of the Company and its “peer group” and analyzes the relative performance of the Company and the peer group with respect to the financial metrics used in the programs.  The consultant also provides information regarding emerging trends and best practices in executive compensation. In addition to information compiled by the consultant, the Committee also reviews general survey data compiled and published by third parties.

Performance-Based Shares

On February 28, 2013, the Board, at the recommendation of the Compensation Committee, granted performance-based shares to our named executive officers in the respective amounts described above.  The performance-based share program is generally administered by the Compensation Committee pursuant to the terms and conditions of our 2007 Equity Incentive Plan.  Performance-based shares are restricted stock awards that vest based on attainment of certain specified performance goals during a specified performance period.  With respect to performance-based shares intended to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m), the applicable performance goals are based on performance measured in terms of one or more of the following objectives, which have been approved by our shareholders:  total shareholder return; earnings per share; stock price; return on equity; net earnings; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; revenues; expenses; funds from operations (FFO); and FFO per share.  The Compensation Committee determines which performance objectives will apply to specific stock awards and establishes specific objective performance criteria at the time of grant.

A portion of the performance-based shares granted on February 28, 2013, will vest based on (a) the achievement of the Company’s three-year total shareholder return (TSR) performance test for the three-year period commencing January 1, 2013 and ending December 31, 2015 (the “Performance Period”), and (b) the executive officer’s continued service to the Company through the end of the three-year Performance Period.  TSR means the sum of (i) the change in the market price of our common stock from January 1, 2013 to December 31, 2015, plus (ii) any dividends or dividend equivalents paid with respect to our common stock during the Performance Period.  Our TSR will be compared to, and the TSR-based shares will be earned based on our TSR relative to, the TSR of companies included in the Nasdaq Internet Index for the same Performance Period.  The TSR-based shares will be earned as follows:

If our TSR is:	TSR-based Shares Earned as % of TSR Award
In the bottom quartile of the Index companies	0%
At the 25% level of the Index companies	25%
At the 50% (median) level of the Index companies	100%
At or more than the 75% level of the Index companies	150%

If our TSR is between 25% and 50% or between 50% and 75% of the TSR of the Index companies, the number of TSR-based shares earned will be prorated in the ranges set forth above.

The remainder of the performance-based shares granted on February 28, 2013, will vest based on (a) the achievement of positive net income for fiscal year 2013, and (b) the executive officer’s continued service to the Company over the vesting period.  If the performance goals for fiscal year 2013 are not attained, then the performance-based shares will be either forfeited or the number of performance-based shares will be adjusted downward in proportion to the goals achieved.  If and to the extent the performance goals are attained, the shares that remain subject to the award based on the attainment of the performance goals will vest one-third on the first anniversary of the date of grant, and one third on each of the second and third anniversaries of the date of grant, provided that the executive officer remains in our employ at each respective vesting date, except that, in the case of Mr. Dobson, the shares will vest over a four-year period.  All performance-based shares are granted under the 2007 Equity Incentive Plan and are subject to the terms and conditions of the plan and the Performance Share Agreement.

Performance Bonus Plan; Fiscal 2013 Cash Bonus Opportunities

Our named executive officers are eligible to participate in the Digital River, Inc. Performance Bonus Plan (the “Performance Bonus Plan”), which was adopted by the Board on February 28, 2013, and will be submitted to our stockholders for approval at the 2013 annual meeting of stockholders.  The Performance Bonus Plan is generally administered by the Compensation Committee.

On February 28, 2013, the Compensation Committee set the targets and performance criteria for the fiscal 2013 cash bonus opportunities for the named executive officers under the Performance Bonus Plan.  For fiscal 2013, each named executive officer’s cash bonus opportunity is based upon the attainment of performance criteria relating to quarterly and annual corporate financial goals for fiscal 2013.  The fiscal 2013 weightings of the performance criteria are as follows: 50% based on attainment of annual revenue and operating income goals for our core business units, and 50% based on attainment of quarterly revenue and operating income goals for our core business units (12.5% for each fiscal quarter).

The following table sets forth the target cash bonus opportunity for each of the named executive officers for fiscal 2013.

Named Executive Officer	Target as Percent of Base Salary	Target Bonus
David C. Dobson	100%	$600,000
Thomas M. Donnelly	100%	$360,000
Stefan B. Schulz	75%	$247,500
Kevin L. Crudden	75%	$217,500

The Target Bonus set forth in the table above for each named executive officer represents the full-year rate.  Mr. Dobson’s fiscal year 2013 Target Bonus will be pro-rated for the period commencing on the Commencement Date of his employment, and will be payable without regard to achievement of performance goals.  For each of the other named executive officers, the amount of bonus earned will be based on how our actual financial performance compares to our operating plan for fiscal 2013 with respect to each of the performance criteria.  If we meet our operating plan, the named executive officers will earn 100% of their target bonuses.  If our financial performance significantly exceeds our operating plan, the bonuses earned by the named executive officers could exceed the target bonuses indicated above, up to a maximum of 150% of the target bonus.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed or furnished with this report:

Exhibit No.	Description

10.1	Executive Employment Agreement dated February 28, 2013, between the Company and David C. Dobson

10.2	Employee Retention and Motivation Agreement dated February 28, 2013, between the Company and David C. Dobson

99.1	Press Release dated February 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

By:	/s/ Stefan B. Schulz
Name:	Stefan B. Schulz
Title:	Chief Financial Officer

Date:  March 6, 2013